Exhibit 99.1

Velo3D Announces Second Quarter 2024 Financial Results

Continued Focus on Realignment Priorities

Company Institutes Additional Cost Reduction Programs

Strategic Review Process Remains Ongoing

•
Q2 2024 sales update
•
2024 year to date bookings of $21 million; >40% of orders from existing customers
•
$17 million in backlog exiting Q2 2024
•
Continued defense sector expansion – >20% of 1H’24 shipments
•
Reduced quarterly operating expenses
•
Down 37% year over year
•
Instituted additional cost control programs - ~30% headcount reduction
•
Improved year over year operating cash flow in Q2 2024
•
Operating and financial conditions remain challenging

FREMONT, Calif., August 14, 2024- Velo3D, Inc. (NYSE: VLD), a leading additive manufacturing technology company for mission-critical metal parts, today announced financial results for its second quarter ended June 30, 2024.

“Our second quarter results reflected continued execution on our strategic priorities as we added to our year-to-date bookings, maintained a healthy backlog and reduced our operating expenses,” said Brad Kreger, CEO of Velo3D. “Specifically, we continued to expand our defense and space sector footprint during the quarter and expect to add to our backlog in these important industries in the second half of the year. We also further executed on our re-alignment efforts as we reduced our quarterly operating costs by 37% year over year and improved our manufacturing and operational efficiency. However, while we have made significant financial and operational progress year to date, we have made the difficult decision to right size the business as we expect industry conditions to remain challenging into the second half of 2024”.

“Our second quarter results also reflected the impact of delays in the funding of certain governmental projects with those system orders now expected in the second half of the year. While we still expect to close these transactions, these delays have negatively impacted our revenue forecast for the balance of the year. As a result, we have instituted a number of material cost reduction programs to reduce expenses and manage our liquidity, including a headcount reduction of approximately 30%. We expect these programs to drive significant annual operating savings and we continue to look at various options to support our balance sheet during our ongoing the strategic review process.”

Looking forward, we believe the continued focus on our key priorities will position us well to capitalize on the increasing industry demand for leading-edge additive manufacturing solutions,” concluded Kreger.

($ in Millions, except percentages and per-share data)	2nd Quarter 2024	2nd Quarter 2023
GAAP revenue	$10.3	$25.1
GAAP gross margin	(28.0)%	10.1%
GAAP net loss[1]	($0.2)	($23.2)
GAAP net loss per share - basic and diluted	($0.02)	($4.10)

Non-GAAP net loss[2]	($21.7)	($19.3)
Non-GAAP net loss per basic and diluted share[2]	($2.57)	($3.42)

1.
Information about Velo3D’s use of non-GAAP information, including a reconciliation to U.S. GAAP, is provided at the end of this release under “Non-GAAP Financial Information”. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with generally accepted accounting principles accepted in the United States.
2.
Non-GAAP net loss and non-GAAP net loss per diluted share exclude stock-based compensation expense, fair value adjustments for the Company’s warrants, and contingent earnout.

Summary of Second Quarter 2024 Results

Revenue for the second quarter was $10.3 million. System revenue increased compared to the first quarter of 2024, primarily driven by a mix shift to the company’s higher priced Sapphire XC systems. Support services and recurring payment revenue declined sequentially compared to the first quarter of 2024 due to the expiration of certain lease contracts as well as a slight reduction in customers with active field service contracts.

Gross margin for the second quarter was negative 28% and primarily reflected the impact of lower fixed cost absorption as certain systems orders were delayed to the second half of 2024.

GAAP operating expenses for the second quarter were $17.6 million compared to $28.2 million in the second quarter of 2023. Non-GAAP operating expenses, excluding stock-based compensation expense of $3.8 million, was $13.8 million, down 37% compared to the second quarter of 2023.

Net loss for the quarter was $0.2 million and reflected a non-cash gain of $27.1 million on the change in the fair value of warrants and contingent earnout liabilities. Non-GAAP net loss was $21.7 million in the three months ended June 30, 2024. Adjusted EBITDA for the quarter, was negative $15.0 million. For more information regarding the company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

Second quarter cash flow, excluding financing activities, was in line with the company's forecast and improved more than 70% on a year over year basis. The company ended the quarter with $3 million in cash and cash equivalents.

Guidance

Given the uncertainty of timing of the company’s deferred orders and other factors, the company is withdrawing its previously announced financial guidance for fiscal year 2024.

About Velo3D:

Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2023. For more information, please visit Velo3D.com, or follow the company on LinkedIn or Twitter.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.

###

Investor Relations:

Velo3D

Bob Okunski, VP Investor Relations

investors@velo3d.com

Media Contact:

Velo3D

Dan Sorensen, Senior Director of PR

dan.sorensen@velo3d.com

Amounts herein pertaining to June 30, 2024 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the “SEC”). More information on our results of operations for the three months ended June 30, 2024 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company's expectations regarding its performance during the remainder of 2024, the company's strategic realignment and initiatives, the company’s expectations regarding its liquidity and capital requirements, the company’s expectations regarding the timing of deferred orders, the company’s expectations regarding its potential cost savings, and the company’s other expectations, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “FY 2023 10-K”), which was filed by the company with the SEC on April 4, 2024, the “Risk Factors” section of the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which will be filed by the company with the SEC no later than August 19, 2024 (the “Q2 2024 10-Q"), and the other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the company to execute its business plan, which may be affected by, among other things, competition, the company’s liquidity position//lack of available cash, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) the company’s ability to continue as a going concern; (3) the company’s ability to maintain its listing on the New York Stock Exchange; (4) the company’s ability to service and comply with its indebtedness; (5) the company’s ability to raise additional capital in the near-term; (6) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties described in the FY 2023 10-K and the Q2 2024 10-Q, including those under “Risk Factors” therein, and in the company’s other filings with the SEC. The company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The information in the table below sets forth the non-GAAP financial measures that the company uses in this release. Because of the limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “EBITDA”, “Adjusted EBITDA” and “Non-GAAP Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, EBITDA, Adjusted EBITDA, and Non-GAAP Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the company's business.

The following tables reconcile Net income (loss) to Non-GAAP Net Loss, EBITDA, and Adjusted EBITDA and Total Operating Expenses to Non-GAAP Operating Expenses during the periods below:

Velo3D, Inc.

NON-GAAP Net Loss Reconciliation

(Unaudited)

	Three months ended				Six months ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	(In thousands, except for percentages)
	% of Rev		% of Rev		% of Rev		% of Rev
Revenue	$10,344	100.0%	$25,134	100.0%	$20,130	100.0%	$51,821	100.0%
Gross Profit	(2,897)	(28.0)%	2,536	10.1%	(5,712)	(28.4)%	5,068	9.8%
Net Income (Loss)	$(172)	(1.7)%	$(23,201)	(92.3)%	$(28,486)	(141.5)%	$(59,526)	(114.9)%
Stock-based compensation	4,247	41.1%	6,535	26.0%	9,334	46.4%	12,771	24.6%
(Gain) Loss on fair value of warrants	(25,310)	(244.7)%	(828)	(3.3)%	(22,690)	(112.7)%	1,725	3.3%
(Gain) Loss on fair value of contingent earnout liabilities	(1,824)	(17.6)%	(1,843)	(7.3)%	(1,387)	(6.9)%	7,810	15.1%
Non-cash cost of issuance of common stock warrants on BEPO Offering	1,313	12.7%	—	—%	1,313	6.5%	—	—%
Non-GAAP Net Loss	$(21,746)	(210.2)%	$(19,337)	(76.9)%	$(41,916)	(208.2)%	$(37,220)	(71.8)%

Velo3D, Inc.

NON-GAAP Adjusted EBITDA Reconciliation

(Unaudited)

	Three months ended				Six months ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	(In thousands, except for percentages)
	% of Rev		% of Rev		% of Rev		% of Rev
Revenue	$10,344	100.0%	$25,134	100.0%	$20,130	100.0%	$51,821	100.0%
Net Income (Loss)	(172)	(1.7)%	(23,201)	(92.3)%	(28,486)	(141.5)%	(59,526)	(114.9)%
Interest expense	5,463	52.8%	344	1.4%	9,360	46.5%	564	1.1%
Provision for income taxes	(4)	(0.0)%	—	—%	—	—%	—	—%
Depreciation and amortization	1,311	12.7%	1,466	5.8%	2,707	13.4%	3,026	5.8%
EBITDA	$6,598	63.8%	$(21,391)	(85.1)%	$(16,419)	(81.6)%	$(55,936)	(107.9)%
Stock-based compensation	4,247	41.1%	6,535	26.0%	9,334	46.4%	12,771	24.6%
(Gain) Loss on fair value of warrants	(25,310)	(244.7)%	(828)	(3.3)%	(22,690)	(112.7)%	1,725	3.3%
(Gain) Loss on fair value of contingent earnout liabilities	(1,824)	(17.6)%	(1,843)	(7.3)%	(1,387)	(6.9)%	7,810	15.1%
Non-cash cost of issuance of common stock warrants on BEPO Offering	1,313	12.7%	—	—%	1,313	6.5%	—	—%
Adjusted EBITDA	$(14,976)	(144.8)%	$(17,527)	(69.7)%	$(29,849)	(148.3)%	$(33,630)	(64.9)%

Velo3D, Inc.

NON-GAAP Adjusted Operating Expenses Reconciliation

(Unaudited)

	Three months ended				Six months ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	(In thousands, except for percentages)
	% of Rev		% of Rev		% of Rev		% of Rev
Revenue	$10,344	100.0%	$25,134	100.0%	$20,130	100.0%	$51,821	100.0%
Operating expenses
Research and development	4,545	43.9%	12,238	48.7%	9,588	47.6%	22,655	43.7%
Selling and marketing	4,273	41.3%	6,108	24.3%	9,082	45.1%	12,282	23.7%
General and administrative	8,823	85.3%	9,896	39.4%	17,606	87.5%	20,087	38.8%
Total operating expenses	17,641	170.5%	28,242	112.4%	36,276	180.2%	55,024	106.2%
Stock-based compensation in operating expenses	3,839	37.1%	6,091	24.2%	8,342	41.4%	12,060	23.3%
Adjusted operating expenses	$13,802	133.4%	$22,151	88.1%	$27,934	138.8%	$42,964	82.9%

Velo3D, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
3D Printer	$8,679	$23,190	$16,339	$47,638
Recurring payment	292	35	762	610
Support services	1,373	1,909	3,029	3,573
Total Revenue	10,344	25,134	20,130	51,821
Cost of revenue
3D Printer	10,744	20,052	20,138	42,220
Recurring payment	232	335	547	782
Support services	2,265	2,211	5,157	3,751
Total cost of revenue	13,241	22,598	25,842	46,753
Gross profit (loss)	(2,897)	2,536	(5,712)	5,068
Operating expenses
Research and development	4,545	12,238	9,588	22,655
Selling and marketing	4,273	6,108	9,082	12,282
General and administrative	8,805	9,896	17,588	20,087
Total operating expenses	17,623	28,242	36,258	55,024
Loss from operations	(20,520)	(25,706)	(41,970)	(49,956)
Interest expense	(5,463)	(344)	(9,360)	(564)
Gain (loss) on fair value of warrants	25,310	828	22,690	(1,725)
Gain (loss) on fair value of contingent earnout liabilities	1,824	1,843	1,387	(7,810)
Other income, net	(1,327)	178	(1,233)	529
Income (loss) before provision for income taxes	(176)	(23,201)	(28,486)	(59,526)
Provision for income taxes	4	—	—	—
Net income (loss)	$(172)	$(23,201)	$(28,486)	$(59,526)

Net income (loss) per share:
Basic	$(0.02)	$(4.10)	$(3.55)	$(10.63)
Diluted	$(0.02)	$(4.10)	$(3.55)	$(10.63)
Shares used in computing net income (loss) per share:
Basic	8,475,386	5,659,601	8,015,722	5,598,386
Diluted	8,475,386	5,659,601	8,015,722	5,598,386

Velo3D, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$2,462	$24,494
Short-term investments	699	6,621
Accounts receivable, net	8,338	9,583
Inventories	59,521	60,816
Contract assets	8,861	7,510
Prepaid expenses and other current assets	2,289	4,000
Total current assets	82,170	113,024
Property and equipment, net	14,186	16,326
Equipment on lease, net	3,958	6,667
Other assets	16,338	17,782
Total assets	$116,652	$153,799
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,008	$15,854
Accrued expenses and other current liabilities	5,864	6,491
Debt – current portion	24,592	21,191
Contract liabilities	4,090	5,135
Total current liabilities	48,554	48,671
Long-term debt – less current portion	—	11,941
Contingent earnout liabilities	69	1,456
Warrant liabilities	4,933	11,835
Other noncurrent liabilities	10,977	11,556
Total liabilities	64,533	85,459
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.00001 par value - 500,000,000 shares authorized at June 30, 2024 and December 31, 2023, 8,611,219 and 7,502,478 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	437,642	425,471
Accumulated other comprehensive loss	(2)	(96)
Accumulated deficit	(385,523)	(357,037)
Total stockholders’ equity	52,119	68,340
Total liabilities and stockholders’ equity	$116,652	$153,799

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(28,486)	$(59,526)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,707	2,983
Amortization of debt discount and deferred financing costs	8,281	43
Stock-based compensation	9,334	12,771
(Gain) loss on fair value of warrants	(22,690)	1,725
(Gain) loss on fair value of contingent earnout liabilities	(1,387)	7,810
Non-cash cost of issuance of common stock warrants on BEPO Offering	1,313	—
Realized loss on available for sale securities	21	—
Changes in assets and liabilities
Accounts receivable	1,245	(5,099)
Inventories	3,891	3,538
Contract assets	(1,351)	(8,323)
Prepaid expenses and other current assets	1,871	3,609
Other assets	1,369	292
Accounts payable	(2,391)	(1,716)
Accrued expenses and other liabilities	(595)	(6,249)
Contract liabilities	(345)	(9,422)
Other noncurrent liabilities	(1,279)	(1,214)
Net cash used in operating activities	(28,492)	(58,778)
Cash flows from investing activities
Purchase of property and equipment	(8)	(690)
Production of equipment for lease to customers	—	(3,694)
Sales of available for sale securities	2,474	—
Proceeds from maturity of available-for-sale investments	3,500	29,984
Net cash provided by investing activities	5,966	25,600
Cash flows from financing activities
Proceeds from ATM offering, net of issuance costs	—	15,591
Proceeds from revolver facility	—	14,000
Proceeds from equipment loans	—	1,600
Repayment of equipment loans	—	(1,467)
Proceeds from BEPO Offering, net of issuance costs	10,675	—
Repayment of secured notes	(10,500)	—
Issuance of common stock upon exercise of stock options	315	350
Net cash provided by financing activities	490	30,074
Effect of exchange rate changes on cash and cash equivalents	4	(11)
Net change in cash and cash equivalents	(22,032)	(3,115)
Cash and cash equivalents and restricted cash at beginning of period	25,294	32,783
Cash and cash equivalents and restricted cash at end of period	$3,262	$29,668

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	June 30,
	2024	2023
Cash and cash equivalents	$2,462	$28,868
Restricted cash (Other assets)	800	800
Total cash and cash equivalents and restricted cash	$3,262	$29,668